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                                                                   EXHIBIT 5





                                January 31, 1997





Omega Healthcare Investors, Inc.
905 West Eisenhower Circle, Suite 110
Ann Arbor, Michigan 48103


         Re: $100,000,000 Aggregate Offering Price of Common Stock of Omega Healthcare Investors, Inc./Form S-4


Gentlemen:

     At your request, we have examined the Registration Statement to be filed by Omega Healthcare Investors, Inc. with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate amount of up to $100,000,000 of shares of common stock, par value $.10 (the "Common Stock"), all of which Common Stock may be offered and sold from time to time as set forth in the prospectus which forms a part of the Registration Statement and as to be set forth in one or more supplements to the prospectus.

     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. Moreover, we have assumed that the issuance, sale, amount and terms of the Common Stock to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company and in accordance with the Company's Articles of Incorporation, as amended, and applicable Maryland law.

     It is our opinion that, subject to completion of the additional proceedings referred to above, the Common Stock will, upon sale and issuance thereof in the manner described in the Registration Statement, be legally issued, fully paid and nonassessable.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any person or entity, without the prior written consent of this firm.


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Omega Healthcare Investors, Inc.
January 31, 1997
Page 2



     We consent to the use of this opinion as an exhibit to said Registration Statement, and we further consent to the reference to our firm under the caption "Legal Matters" in the prospectus which is a part thereof.

                                       Very truly yours,

                                       /s/ Argue Pearson Harbison & Myers, LLP